UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  March 6, 2000
(Date of earliest event reported)

	DIMGROUP.COM, INC.
	(Exact Name of Registrant as specified in its charter)

Indiana
(State or other jurisdiction of incorporation)

	0-25879	35-2065469
	(Commission File Number)	(IRS Employer Identification No.)

555 Burnhamthorpe Road, Suite 304, Toronto, Ontario, Canada M9C-2Y3
    (Address of principal executive offices)               (Zip code)

(416) 626-5346
(Registrant's telephone number, including area code)


Item 4.	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

	(a) (1)	On March 6, 2000, the Registrant changed accountants from Tubbs &
     Bartnick, P.A. to Stark Tinter & Associates, LLC:

	(i)	Tubbs & Bartnick, P.A. declined to stand for re-election, as a result of
     one of its	shareholders becoming a member of Stark Tinter & Associates,
     LLC;

	(ii)	The financial statements reported on by Tubbs & Bartnick, P.A. were not subject to an adverse or qualified opinion, or a disclaimer of opinion
      during the period from inception	(April 23, 1999)  to December 31, 1999
      and the interim period ended March 6, 2000;

	(iii)	The decision to change accountants was approved by the Registrant's
       Board of Directors;
    		 and

	(iv) (A)	There were no disagreements related to accounting principles or
       practices, financial statement	disclosure, or auditing scope or
       procedure during the period from inception (April 23, 1999)
	     	to December 31, 1999 and the interim period ended March 6, 2000.

(B)	Not applicable;

(C)	Not applicable;

(D)	Not applicable; and

(E)	Not applicable.

(2)	On March 6, 2000, the Registrant engaged Stark Tinter & Associates, LLC as
    its independent	accountants.

(i)	The Registrant did not consult with Stark Tinter & Associates, LLC, its new
    independent	accountants,
	regarding any matter prior to its engagement; and

(ii)	Not applicable.

(3)	The Registrant has provided to Tubbs & Bartnick, P.A, its former
    accountants, a copy of the	disclosures contained in this Item 4 and the
    Registrant has requested a letter from Tubbs & Bartnick, P.A, addressed to the Commission, confirming the statements made by the Registrant
   	in this Item 4.  A copy of such letter is attached hereto as Exhibit 16.1.

	(b)	Not applicable.

Item 7.		FINANCIAL STATEMENTS AND EXHIBITS.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Exhibits.

	16.1	Letter, dated March 6, 2000, from Tubbs & Bartnick, P.A.
	SIGNATURES


	Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf
 by the undersigned hereunto	duly authorized.

 Date: _______DIMGROUP.COM INC. By: ________________ Chief Executive Officer


March 6, 2000

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:  Dimgroup, Inc.

Dear Sir/Madam:

Pursuant to the request of the above referenced Company, we affirm that:

	(1)	We have read the Company's response to Item 4 of Form 8-K dated March 6,
     2000; and

	(2)	We agree with the response.

Sincerely,

Tubbs & Bartnick, P.A.


By: ________________________
Print Name: _________________